UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

ACCELERA INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53392	26-2517763
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20511 Abbey Drive Frankfort, IL	60423
(Address of principal executive offices)	(Zip Code)

(866) 866-0758

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2015, Accelera Innovations, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) by and among Earl Kopriva, and Geoffrey J. Thompson, Nancy Thompson, GWS Financial Services, Inc. (“GWS”), Synergistic Holdings, LLC (“Synergistic” and collectively with Mr. Thompson, Ms. Thompson and GWS, the “Accelera Parties”), and Robert C. Acri.

Pursuant to the terms of the Settlement Agreement, Mr. Kopriva agreed to file, not later than July 7, 2015, a dismissal without prejudice of a fraud claim asserted against the Accelera Parties and Mr. Acri in the lawsuit filed by Mr. Kopriva on August 12, 2014 against the Accelera Parties in the U.S. District Court for the Western District of Oklahoma, Case No. CIV-14-854-C, Kopriva v. Thompson, et al. (the “Lawsuit”), and the Accelera Parties and Mr. Acri agreed not to oppose the dismissal without prejudice. In addition, the Accelera Parties and Mr. Acri agreed to execute, not later than July 7, 2015, a confession of judgment (the “Judgment”) of all remaining causes of action asserted against them in the Lawsuit, with the stipulated damages being $110,000 against the Accelera Parties and Mr. Acri, jointly and severally, along with Mr. Kopriva’s attorneys’ fees and costs incurred in executing and collecting the Judgment.

Mr. Kopriva agreed to forbear from executing on the Judgment as long as the Accelera Parties and Mr. Acri make the following payments by the respective dates:

●	July 1, 2015 - $14,000
●	August 1, 2015 - $7,000
●	September 1, 2015 - $7,000
●	October 1, 2015 - $7,000
●	November 1, 2015 - $7,000
●	December 1, 2015 - $7,000
●	January 1, 2016 - $7,000
●	February 1, 2016 - $7,000
●	March 1, 2016 - $7,000
●	April 1, 2016 - $7,000
●	May 1, 2016 - $7,000

Upon receipt of the final payment on or before May 1, 2016, along with the timely payment of all prior payments, Mr. Kopriva will file a satisfaction of judgment with the court in which the Lawsuit was filed. There is no grace period and no cure opportunity for a missed or late payment. Pursuant to the terms of the Settlement Agreement, if the Accelera Parties and Mr. Acri fail to make any of the payments set forth above, Mr. Kopriva may immediately begin executing on the Judgment.

In addition, the Accelera Parties agreed to provide Kopriva, on or before July 1, 2015, stock certificates representing 350,000 shares of Company common stock. The Company agreed to use its reasonable best efforts to cause its transfer agent (i) to remove, on or before July 1, 2015, any restrictive legends from stock certificates held by Kopriva representing 350,000 shares of Company common stock, and (ii) to issue, on or before July 1, 2015, stock certificates representing such shares free of any restrictive legends.

The Company also agreed to issue to Kopriva, on or before July 1, 2015, 25,000 shares of Company common stock subject to a lock-up period of six months from the date that the Company’s common stock commences trading on The NASDAQ Stock Market.

The Settlement Agreement also contains a mutual release pursuant to which the Accelera Parties and Mr. Acri agree to release Mr. Kopriva, and Mr. Kopriva agrees to release the Accelera Parties and Mr. Acri, from any and all claims. Mr. Kopriva’s release of the Accelera Parties and Mr. Acri is conditioned upon the Accelera Parties’ and Mr. Acri’s satisfaction of their respective obligations under the Settlement Agreement.

The foregoing description of the terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Release dated July 1, 2015 by and among Earl Kopriva, and Geoffrey J. Thompson, Nancy Thompson, GWS Financial Services, Inc., Synergistic Holdings, LLC, Accelera Innovations, Inc., and Robert C. Acri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERA INNOVATIONS, INC.

Date: July 7, 2015	By:	/s/ Geoffrey Thompson
Geoffrey Thompson
Chairman of the Board